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
                                                                                                                       Exhibit 12

                                                         Paragon Corporate Holdings Inc.
                                                  Computation of Ratio of Earnings to Fixed Charges

                                                           (In thousands, except for ratios)

                                A.B. DICK (THE PREDECESSOR COMPANY)            THE COMPANY      ||           THE COMPANY
                             ----------------------------------------     --------------------- ||  ------------------------------
                                                                          ACTUAL      PRO FORMA ||  ACTUAL     ACTUAL    PRO FORMA
                                                             4/1/96       1/17/97      1/17/97  ||  1/17/97    1/1/98     1/1/98
                             FISCAL YEARS ENDED MARCH 31,    THROUGH      THROUGH      THROUGH  ||  THROUGH    THROUGH    THROUGH
                             1994       1995         1996    1/16/97      12/31/97     12/31/97 ||  3/31/97    3/31/98    3/31/98
                             ----------------------------------------    ---------------------- ||  -------------------------------
                                                                                                ||
Computation of Earnings:                                                                        ||
Income (loss) before                                                                            ||
  income taxes                2,132      2,677      (5,463)     (455)       9,329        5,458  ||   3,240        285        (524)
Add:                                                                                            ||
   Interest expense(1)           --        134         162       205        2,598       11,652  ||     349      1,691       2,930
   Portion of rent expense                                                                      ||
     representative of an                                                                       ||
     interest factor          1,778      1,103         728       765          742        1,055  ||     143        268         268
                             -----------------------------------------    --------------------- ||  -------------------------------
                                                                                                ||
Earnings (deficiency)         3,910      3,914      (4,573)      515       12,669       18,165  ||   3,732      2,244       2,674
                             =========================================    ===================== ||  ===============================
                                                                                                ||
Computation of Fixed Charges:                                                                   ||
   Interest expense(1)           --        134         162       205        2,598       11,652  ||     349      1,691       2,930
   Portion of rent expense                                                                      ||
     representative of an                                                                       ||
     interest factor          1,778      1,103         728       765          742        1,055  ||     143        268         268
                             ----------------------------------------     --------------------- ||  -------------------------------
                                                                                                ||
Fixed Charges                 1,778      1,237         890       970        3,340       12,707  ||     492      1,959       3,198
                             =========================================    ===================== ||  ===============================
                                                                                                ||
Ratio of Earnings to                                                                            ||
  Fixed Charges(2)             2.20       3.16          --         --        3.79         1.43  ||    7.59       1.15          --
                             =========================================    ===================== ||  ===============================

(1)  Amortization of deferred financing cost is included in interest expense.
(2) Earnings were inadequate to cover fixed charges in the fiscal year ended March 31, 1996 and in the period from April 1, 1996 through January 16, 1997 by $5,463 and $455, respectively, and on a pro forma basis for the three months ended March 31, 1998, by $524.
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